Exhibit 10.33

NEXTEST SYSTEMS CORPORATION

1998 EQUITY INCENTIVE PLAN

AS AMENDED

1. Purposes of the Plan. The purposes of this Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants of the Company and its Subsidiaries, and to promote the success of the Company’s business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options at the discretion of the Committee. This is intended to be a stock purchase plan and stock option plan for purposes of Section 408 of the California General Corporation Law and is intended to comply with the provisions of Section 25102(o) of the California Corporate Securities Law of 1968, as amended.

2. Definitions. As used herein, and in any Option granted hereunder, the following definitions shall apply:

(a) “Award” shall mean, individually or collectively, a grant under the Plan of Nonstatutory Stock Options, Incentive Stock Options or rights to purchase Restricted Stock.

(b) “Award Agreement” shall mean the written agreement between the Company and the Participant setting forth the terms and conditions applicable to each Award granted under the Plan, as determined by the Committee pursuant to the Plan.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Common Stock” shall mean the Common Stock of the Company.

(f) “Company” shall mean Nextest Systems Corporation.

(g) “Committee” shall mean the Committee appointed by the Board in accordance with Section 4(a) of the Plan. If the Board does not appoint or ceases to maintain a Committee, the term “Committee” shall refer to the Board.

(h) “Consultant” shall mean any independent contractor retained to perform services for the Company.

(i) “Continuous Employment” shall mean the absence of any interruption or termination of service as an Employee, Director or Consultant by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted during any period of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Parent, Subsidiary or successor of the Company. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

(j) “Covered Employee” shall mean any individual whose compensation is subject to the limitations on tax deductibility provided by Section 162(m) of the Code and any Treasury Regulations promulgated thereunder in effect at the close of the taxable year of the Company in which an Option has been granted to such individual.

(k) “Director” shall mean a director of the Company.

(l) “Effective Date” shall mean the date on which the Plan is initially approved by the shareholders of the Company in accordance with Section 19 of the Plan.

(m) “Employee” shall mean any person, including officers (whether or not they are directors), employed by the Company or any Subsidiary.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means (i) the closing price of a Share on the national securities exchange on which the Shares are traded, or (ii) if the Shares are not traded on a national securities exchange but are quoted on the Nasdaq SmallCap Market or on a national stock exchange or an automated quotation system or over-the-counter market, the closing price on the Nasdaq SmallCap Market or such national stock exchange or automated quotation system or over-the-counter market, or (iii) if the Shares are not traded on a national securities exchange or quoted on the Nasdaq SmallCap Market or an automated quotation system, the fair market value of a Share as determined by the Company’s Board of Directors in good faith, based upon such factors as they deem relevant. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time. Such determination shall be conclusive and binding on all persons.

(p) “Fiscal Year” means the fiscal year of the Company.

(q) “Grant Date” means, with respect to an Award, the date that the Award is granted by the Committee.

(r) “Incentive Stock Option” shall mean any option granted under this Plan and any other option granted to an Employee in accordance with the provisions of Section 422 of the Code, and the Treasury Regulations promulgated thereunder.

(s) “Non-Employee Director” shall mean a director of the Company who qualifies as a Non-Employee Director as such term is defined in Section 240.16b-3(b)(3) of the General Rules and Regulations promulgated under the Exchange Act (the “General Rules and Regulations”).

(t) “Nonstatutory Stock Option” shall mean an Option granted under the Plan that is subject to the provisions of Section 1.83-7 of the Treasury Regulations promulgated under Section 83 of the Code.

(u) “Option” shall mean a stock option granted pursuant to the Plan.

(v) “Optioned Shares” shall mean the Common Stock subject to an Option.

(w) “Optionee” shall mean an Employee, Non-Employee Director or Consultant who receives an Option.

(x) “Outside Director” shall mean a director of the Company who qualifies as an Outside Director as such term is used in Section 162(m) of the Code and defined in any applicable Treasury Regulations promulgated thereunder.

(y) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined by Section 424(e) of the Code.

(z) “Participant” shall mean an Employee, Consultant or Non-Employee Director who has an outstanding Award.

(aa) “Plan” shall mean this 1998 Equity Incentive Plan.

(bb) “Registration Date” shall mean the effective date of the first registration of any class of the Company’s equity securities pursuant to Section 12 of the Exchange Act.

(cc) “Restricted Stock” shall mean an Award granted to a Participant pursuant to Section 10.

(dd) “Section 16 Person” shall mean a person who, with respect to the Shares, is subject to Section 16 of the Exchange Act.

(ee) “Section 162(m) Effective Date” shall mean the first date as of which the limitations on the tax deductibility of certain compensation provided by Section 162(m) of the Code and any Treasury Regulations promulgated thereunder are applicable to Options granted under the Plan.

(ff) “Securities Act” shall mean the Securities Act of 1933, as amended.

(gg) “Share” shall mean a share of the Common Stock subject to an Award, as adjusted in accordance with Section 12 of the Plan.

(hh) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ii) “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between an employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; and (b) in the case of a

Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the Consultant by the Company or an Affiliate.

3. Shares Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 12,000,000 Shares. The Shares may be authorized but unissued or reacquired shares of Common Stock. If an Option expires or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option exchange program, or if any unissued Shares are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such Option, such unissued or retained Shares shall become available for other Option grants under the Plan, unless the Plan shall have been terminated.

Notwithstanding the foregoing, the total number of shares subject to the Plan shall not exceed the applicable percentage of total outstanding shares of capital stock of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45 of the Rules of the California Corporations Commissioner based on the shares of the Company that are outstanding at the time the calculation is made, unless a higher percentage is approved by at least two-thirds (2/3) of the total outstanding shares of capital stock of the Company entitled to vote on the matter. The foregoing limitation shall cease to apply to the Plan at such time as, in the opinion of legal counsel to the Company, such rule is no longer deemed to apply to the offer or sale of Shares subject to the Plan by the Company.

4. Administration of the Plan.

(a) Procedure. The Plan shall be administered either by (i) the full Board; or (ii) a Committee consisting of not less than two (2) members of the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. Members of the Board or Committee who are either eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Award to him or her.

The Committee shall meet at such times and places and upon such notice as the chairperson determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

(b) Procedure After Registration Date. Notwithstanding subsection (a) above, after the Registration Date, the Plan shall be administered either by: (i) the full Board; or (ii) a Committee of two (2) or more directors, each of whom is a Non-Employee Director. After such date, the Board shall take all action necessary to administer the Plan so that all transactions involving Awards and Shares issued pursuant to the Plan shall be exempt from Section 16(b) of the Exchange Act in accordance with the then effective provisions of Section 240.16b-3 et. seq. of the General Rules and Regulations; provided that any amendment to the Plan required for compliance with such provisions shall be made consistent with the provisions of Section 14 of the Plan and the General Rules and Regulations.

(c) Procedure After Section 162(m) Effective Date. Notwithstanding subsections (a) and (b) above, after the Section 162(m) Effective Date, the Plan and all Awards shall be administered and approved by a Committee comprised solely of two or more Outside Directors.

(d) Powers of the Committee. Subject to the provisions of the Plan, and except as otherwise provided by the Board, the Committee shall have the authority: (i) to determine, upon review of relevant information, the Fair Market Value of the Common Stock; (ii) to determine the purchase price of Awards to be granted, the Employees, Directors or Consultants to whom and the time or times at which Awards shall be granted, and the number of Shares to be represented by each Award; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each Award granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend any Award; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; (vii) to accelerate or (with the consent of the Optionee) defer an exercise date of any Option, subject to the provisions of Section 9(a) of the Plan; (viii) to determine whether Options granted under the Plan will be Incentive Stock Options or Nonstatutory Stock Options; (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(e) Non-Employee Director Options. Notwithstanding any contrary provision of this Section 4, the Board shall administer grants of Awards to Non-Employee Directors, and the Committee shall exercise no discretion with respect to grants of Awards to Non-Employee Directors. In the Board’s administration of Awards granted to Non-Employee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

(f) Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final, conclusive and binding on all persons.

5. Eligibility.

(a) Persons Eligible for Options. Nonstatutory Stock Options under the Plan may be granted to Employees, Directors or Consultants whom the Committee, in its sole discretion, may designate from time to time. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Option, if he or she is otherwise eligible, may be granted an additional Option or Options. However, the aggregate Fair Market Value of the Shares subject to one or more Incentive Stock Options that are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Company and its Parents and Subsidiaries) shall not exceed $100,000 (determined as of the grant date). As of the Section 162(m) Effective Date, Options under the Plan shall be granted to Covered employees upon satisfaction of the conditions to such grants provided pursuant to Section 162(m) and any Treasury Regulations promulgated thereunder. In addition, after the Section 162(m) Effective Date, the maximum number of Shares with respect to which Options may be granted during any calendar year to any Employee shall not exceed 500,000 Shares.

(b) No Right to Continuing Employment, Consulting or Director Relationship. Neither the establishment nor the operation of the Plan shall confer upon any Optionee or any other person any right with respect to continuation of employment or other service with the Company or any Subsidiary, nor shall the Plan interfere in any way with the right of the Optionee or the right of the Company (or any Parent or Subsidiary) to terminate such employment or service at any time.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board or its approval by vote of the holders of the outstanding shares of the Company entitled to vote on the adoption of the Plan (in accordance with the provisions of Section 19 hereof), whichever is earlier. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

7. Term of Option. Unless the Committee determines otherwise, the term of each Option granted under the Plan shall be ten (10) years from the Grant Date. The term of the Option shall be set forth in the Option Agreement. In any event, no Option shall be exercisable after the expiration of ten (10) years from the Grant Date, provided that no Incentive Stock Option granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any Parent or Subsidiary shall be exercisable after the expiration of five (5) years from the Grant Date.

8. Option Exercise Price and Consideration.

(a) Option Price. Except as provided in subsections (b) and (c) below, the exercise price for the Shares to be issued pursuant to any Option shall be such price as is determined by the Committee, which shall in no event be less than: (i) in the case of Incentive Stock Options, the Fair Market Value of such Shares on the Grant Date; or (ii) in the case of Nonstatutory Stock Options, 85% of such Fair Market Value.

(b) Ten Percent Shareholders. No Option shall be granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless the exercise price for the Shares to be issued pursuant to such Option is at least equal to 110% of the Fair Market Value of such Shares on the Grant Date.

(c) Section 162(m) Limitations. After the Section 162(m) Effective Date, the exercise price of any Option granted to a Covered Employee shall be at least equal to the Fair Market Value of the Shares as of the Grant Date.

(d) Consideration. The consideration to be paid for the Optioned Shares shall be payment by check, unless payment in some other manner, including by promissory note, other shares of the Company’s Common Stock or such other consideration and method of payment for the issuance of Optioned Shares as may be permitted under Sections 408 and 409 of the California General Corporation Law, is authorized by the Committee at the time of the grant of the Option. Any cash or other property received by the Company from the sale of Shares pursuant to the Plan shall constitute part of the general assets of the Company.

9. Exercise of Option.

(a) Vesting Period. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. Unless the Committee specifically determines otherwise at the time of the grant of the Option, each Option shall vest and become exercisable, cumulatively, as to twenty percent (20%) of the Optioned Shares on each anniversary of the Grant Date until all of the Optioned Shares have vested, subject to the Optionee’s Continuous Employment. An Option may not be exercised for fractional shares or for less than ten (10) Shares.

(b) Exercise Procedures. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. After the Registration Date, in lieu of delivery of a cash payment for the purchase price of the Optioned Shares with respect to which the Option is exercised, the Optionee may deliver to the Company a sell order to a broker for the Shares being purchased and an agreement to pay (or have the broker remit payment for) the purchase price for the Shares being purchased on or before the settlement date for the sale of such shares to the broker. As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Shares purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of the transfer by the Optionee of the consideration for the purchase of the Shares, except as provided in Section 12 of the Plan.

(c) Exercise of Option With Stock. If an Optionee is permitted to exercise an Option by delivering shares of the Company’s Common Stock, the Option Agreement covering such Option may include provisions authorizing the Optionee to exercise the Option, in whole or in part, by (i) delivering whole shares of the Company’s Common Stock previously owned by such Optionee (whether or not acquired through the prior exercise of a stock option) having a fair market value equal to the Option price; or (ii) directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the Option price. Shares of the Company’s Common Stock so delivered or withheld shall be valued at their fair market value at the close of the last business day immediately preceding the date of exercise of the Option, as determined by the Committee. Any balance of the Option price shall be paid in cash. Any Shares delivered or withheld in accordance with this provision shall again become available for purposes of the Plan and for Options subsequently granted thereunder. After the Registration Date, any exercise of an Option under Section 9(c)(i) or 9(c)(ii) above by a Section 16 Person shall comply with the relevant requirements of Section 240.16b-1 et. seq. of the General Rules and Regulations.

(d) Termination of Status as Employee, Director or Consultant. If an Optionee shall cease to be in Continuous Employment as an Employee, Director or Consultant for any reason other than disability or death, he or she may, but only within thirty (30) days (or such other period of time as is determined by the Committee) after the date of Termination of Service, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of Termination of Service, subject to the condition that no Option shall be exercised after the expiration of the Option period.

(e) Disability of Optionee. If an Optionee shall cease to be in Continuous Employment as an Employee, Director or Consultant due to disability, and such Optionee was in Continuous Employment as an Employee, Director or Consultant from the Grant Date until the date of Termination of Service, the Option may be exercised at any time within six (6) months following the date of Termination of Service, but only to the extent of the accrued right to exercise at the time of Termination of Service, subject to the condition that no option shall be exercised after the expiration of the Option period.

(f) Death of Optionee. In the event of the death during the Option period of an Optionee who is at the time of his or her death, an Employee, Non-Employee Director or Consultant and who was in Continuous Employment as such from the Grant Date until the date of death, the Option may be exercised at any time within six (6) months following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest, inheritance or otherwise as a result of the Optionee’s death, but only to the extent of the accrued right to exercise at the time of death, subject to the condition that no option shall be exercised after the expiration of the Option period.

(g) Tax Withholding. After the Registration Date, when an Optionee is required to pay to the Company an amount with respect to tax withholding obligations in connection with the exercise of an Option granted under the Plan, the Optionee may elect prior to the date the amount of such withholding tax is determined (the “Tax Date”) to make such payment, or such increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates, including any related FICA obligation, applicable to the Optionee and the particular transaction, by: (i) delivering cash; (ii) delivering part or all of the payment in previously owned shares of Common Stock (whether or not acquired through the prior exercise of an Option); and/or (iii) irrevocably directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the amount of tax required or elected to be withheld (a “Withholding Election”). If an Optionee’s Tax Date is deferred beyond the date of exercise and the Optionee makes a Withholding Election, the Optionee will initially receive the full amount of Optioned Shares otherwise issuable upon exercise of the Option, but will be unconditionally obligated to surrender to the Company on the Tax Date the number of Shares necessary to satisfy his or her minimum withholding requirements, or such higher payment as he or she may have elected to make, with adjustments to be made in cash after the Tax Date.

After the Registration Date, notwithstanding anything in the preceding paragraph to the contrary, any withholding of Shares with respect to taxes arising in connection with the exercise of an Option by any Section 16 Person shall satisfy the conditions for exemption therefrom set forth in Section 240.16b-1 et. seq. of the General Rules and Regulations.

Any adverse consequences incurred by the Optionee with respect to the use of shares of Common Stock to pay any part of the Option Price or of any tax in connection with the exercise of an Option, including, without limitation, any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code, shall be the sole responsibility of the Optionee.

10. Restricted Stock Purchase Awards.

(a) Grant of the Right to Purchase Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant the right to purchase Shares of Restricted Stock to Employees, Non-Employee Directors, and Consultants in such amounts as the Committee, in its sole discretion, shall determine.

(b) Restricted Stock Agreement. Each Award of the right to purchase Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares purchased, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 10, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. However, in no event may the restrictions on Restricted Stock purchased by a Section 16 Person lapse prior to six (6) months following the purchase date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

(d) Purchase Price. The purchase price for the Restricted Stock shall be (i) at least eighty five percent (85%) of the Fair Market Value of such stock at the time the purchase right is granted, or at the time the purchase is consummated; or (ii) in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the issuing corporation or its parent or subsidiary corporations, one hundred percent (100%) of the Fair Market value of such stock either at the time the person is granted the right to purchase shares under the Plan or at the time the purchase is consummated.

(e) Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 10(d):

(i) General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable Federal or state securities laws, or any other basis determined by the Committee in its discretion.

(ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of rights to purchase of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of performance objectives established by the Committee. The performance objectives shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting the right to purchase Restricted Stock which is intended to qualify under Section 162(m), the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Code Section 162(m) (e.g., in determining the performance objectives).

(iii) Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE NEXTEST SYSTEMS CORPORATION 1998 EQUITY INCENTIVE PLAN AND IN A RESTRICTED STOCK PURCHASE AGREEMENT. A COPY OF THE PLAN AND SUCH RESTRICTED STOCK PURCHASE AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF NEXTEST SYSTEMS CORPORATION.”

(f) Removal of Restrictions. Except as otherwise provided in this Section 10, Shares of Restricted Stock covered by each Restricted Stock purchase under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions; provided, however, that the Period of Restriction on Shares purchased by a Section 16 Person may not lapse until at least six (6) months after the Purchase Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 10(d)(iii) removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

(g) Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock purchased hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

(h) Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(i) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for purchase under the Plan.

11. Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

12. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, and the per share purchase price of each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for proportionately adjusting the number or class of securities covered by any Award, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of its outstanding shares of Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company the Options granted under the Plan shall terminate and thereupon become null and void. Upon any merger or consolidation, if the Company is not the surviving corporation, or if the Company is the surviving corporation in a “triangular merger” transaction with a subsidiary of a “parent corporation” (as such term is defined and used in Section 175 and Section 1101 of the California General Corporation Law), the Options granted under the Plan shall be assumed by either the new entity or the parent corporation.

13. Time of Granting Options. Unless otherwise specified by the Committee, the date of grant of an Award under the Plan shall be the Grant Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

14. Amendment and Termination of the Plan. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable. Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated. After the Section 162(m) Effective Date, the modification or addition of a material term of the Plan (as determined under Section 162(m) and any applicable Treasury Regulations promulgated thereunder) shall be approved by the shareholders in the manner provided in Section 19 of the Plan.

15. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

16. Reservation of Shares. During the term of this Plan the Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

17. Information to Participant. During the term of any Award granted under the Plan, the Company shall provide or otherwise make available to each Participant a copy of such financial information that is provided to its shareholders in accordance with the provisions of the Company’s Bylaws and applicable law.

18. Award Agreement. Awards granted under the Plan shall be evidenced by Award Agreements.

19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the Plan is adopted. Any amendments to the Plan requiring shareholder approval must be approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock present or represented and entitled to vote at a duly held meeting at which a quorum is present, or by the written consent of the shareholders in the manner provided by California law.